Ex 99.1

PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS

EARNINGS FOR FOURTH QUARTER 2023

QUAKERTOWN, PA (January 23, 2024) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the fourth quarter of 2023 of $1,134,000, or $0.31 per share on a diluted basis. This compares to net income of $5,447,000, or $1.52 per share on a diluted basis, for the same period in 2022. For the twelve months ended December 31, 2023, QNB reported net income of $9,483,000, or $2.63 per share on a diluted basis. This compares to net income of $15,921,000, or $4.47 per share on a diluted basis, reported for the same period in 2022.

For the quarter ended December 31, 2023, the annualized rate of return on average assets and average shareholders’ equity was 0.26% and 2.83%, respectively, compared with 1.24% and 14.38%, respectively, for the fourth quarter 2022.

The operating performance of the Bank, a wholly-owned subsidiary of QNB Corp., declined for the quarter ended December 31, 2023, in comparison with the same period in 2022 due to interest margin compression causing a $1,150,000 decline in net interest income, additional provision for credit losses on loans and commitments of $1,143,000 and an increase in non-interest expense of $612,000. In the fourth quarter, we continued to improve the efficiency of our investment portfolio by executing a sale of $26 million in book value of low yielding fixed rate available-for-sale securities, booking a pre-tax loss of $1,801,000 in the fourth quarter of 2023 at the Bank; this compared to losses of $143,000 in 2022. The change in contribution from QNB Corp. for the quarter ended December 31, 2023, compared with the same period in 2022, is primarily due to the change in fair value of the equities portfolio held at the holding company.

The following table presents disaggregated net income:

	Three months ended,			Twelve months ended,
	12/31/2023	12/31/2022	Variance	12/31/2023	12/31/2022	Variance
QNB Bank	$827,000	$4,408,000	$(3,581,000)	$9,395,000	$16,445,000	$(7,050,000)
QNB Corp	307,000	1,039,000	(732,000)	88,000	(524,000)	612,000
Consolidated net income	$1,134,000	$5,447,000	$(4,313,000)	$9,483,000	$15,921,000	$(6,438,000)

Total assets as of December 31, 2023 were $1,706,318,000 compared with $1,668,497,000 at December 31, 2022. Total available-for-sale debt securities decreased $15,209,000, or 3.0%, to $490,181,000, primarily due to sales. Loans receivable increased $33,083,000 to approximately $1,093,533,000, or 3.1%. Total deposits increased $5,380,000 to $1,488,713,000. Short-term borrowing declined $2,609,000, or 2.7%.

"2023 was a year filled with rising interest rates, compressing our margin and creating a decline in our net interest income. We were aggressive in our proactive moves to respond and structure our company for future profitability,” stated David W. Freeman, President and Chief Executive Officer. Freeman continued, “This quarter, our significant move was restructuring our investment portfolio, selling off underperforming securities, resulting in a pre-tax loss of $1.8 million impacting the fourth quarter earnings. We reinvested the security sale proceeds in cash, which will provide significantly higher yields, resulting in improved liquidity for our balance sheet and profitability. Coupling this with the interest-rate hedge contracts we entered earlier in 2023, we are better positioned going into 2024. Finally, I am pleased with the growth in our deposit balances and with the credit quality of our loan book, all indicators of our diligent focus on our core business.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter and twelve months ended December 31, 2023 totaled $10,192,000 and $40,155,000 respectively, a decrease of $1,087,000 and $4,342,000, respectively, from the same periods in 2022. Net interest margin was 2.36% for the fourth quarter of 2023 and 2.72% for the same period in 2022. Net interest margin was 2.39% for the twelve months ended December 31, 2023, compared with 2.71% for the same period in 2022.

The yield on earning assets was 4.44% for the fourth quarter 2023, compared with 3.49% in the fourth quarter of 2022. For the twelve-month period ended December 31, 2023, yield on earning assets was 4.09%, compared with 3.18% for the same period in 2022. The cost of interest-bearing liabilities was 2.55% for the quarter and 2.11% for the twelve months ended December 31, 2023, compared with 1.03% and 0.60% for the same periods in 2022, respectively.

Proceeds from average short-term borrowings and proceeds from sales and payments received on investment securities over the past year were invested in loans and higher-yielding investments. Loan growth was primarily in commercial real estate, which comprised 42% of average earning assets in the twelve months of 2023 compared with 38% for the same period in 2022, and the increases in rates on both the commercial real estate loans and the commercial and industrial loans majorly contributed to the 95 basis-point increase in the yield on loans. The decline in the available-for-sale portfolio was primarily in mortgage-backed securities, which comprised 23% of average earnings assets in the twelve months of 2023 compared with 27% for the same period in 2022. The 144 basis-point increase in the rate paid on deposits and the 201 basis-point increase in the rate on short-term borrowing were the primary contributors to the increase in the cost of funds of 151 basis points, contributing to the decrease in net interest margin.

Asset Quality, Provision for Credit Losses on Loans and Allowance for Credit Losses

QNB adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326) (CECL) effective January 1, 2023. QNB recorded a decrease to its allowance for loan losses of $1,089,000 and an increase to its reserve for unused commitments of $5,000. The impact of this CECL adjustment, net of deferred taxes, of $857,000 was added to shareholders' equity.

QNB recorded $291,000 in provision for credit losses on loans in the fourth quarter of 2023 compared to a reversal in provision of $850,000 in the fourth quarter of 2022; and reversed $828,000 in provision for credit losses on loans for the twelve months ended December 31, 2023 compared to a reversal in provision of $850,000 for the twelve months ended December 31, 2022. QNB's allowance for credit losses on loans of $8,852,000 represents 0.81% of loans receivable at December 31, 2023, compared to $9,442,000, or 0.91% of loans receivable upon the adoption of CECL on January 1, 2023. Net loan recoveries were $19,000 for the quarter and net recoveries of $238,000 for the twelve months ended December 31, 2023, compared with recoveries of $43,000 and $197,000 for the same periods in 2022, primarily due to commercial customers. Annualized net loan recoveries for the quarter ended December 31, 2023 was 0.01% and annualized net loan recoveries of 0.02% for the quarter ended December 31, 2022, of average loans receivable, respectively. Annualized net loan recoveries for the twelve months ended December 31, 2023 and December 31, 2022 were 0.02% and 0.02% of average loans receivable, respectively.

Total non-performing loans, which represent loans on non-accrual status, loans past due 90 days or more and still accruing interest and restructured loans, were $5,668,000, or 0.52% of loans receivable at December 31, 2023, compared with $9,121,000, or 0.88% of loans receivable at December 31, 2022. In cases where there is a collateral shortfall on non-accrual loans, specific impairment reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At December 31, 2023, $1,306,000, or approximately 67% of the loans classified as non-accrual, are current or past due less than 30 days. Commercial loans classified as substandard or doubtful loans totaled $11,747,000 at December 31, 2023, compared with $13,684,000 at December 31, 2022.

Non-Interest Income

Total non-interest income was $283,000 for the fourth quarter of 2023 compared with $2,997,000 for the same period in 2022. There was a net realized loss of $2,262,000 on the sale of investments for the quarter ended December 31, 2023 compared to a net loss of $227,000 on the sales of securities in the same period in 2022. Unrealized net gain on investment equity securities was $904,000 for the quarter ended December 31, 2023 compared to a net gain of $1,602,000 for the same period in 2022. The equities portfolio comprises blue-chip large-capitalized stocks, providing a taxable equivalent dividend yield of 4.22%.

Fees for service to customers increase $10,000 for the quarter ended December 31, 2023, primarily due to overdraft fees. ATM and debit card income decreased $17,000 to $687,000 for the quarter ended December 31, 2023, income is related to card usage. Retail brokerage and advisory income increased $23,000 to $207,000 for the same period. Net gains on sales of loans increased $11,000 for the same period due to volume. Bank-owned life insurance decreased $9,000 for the same period.

For the twelve months ended December 31, 2023, non-interest income was $4,837,000 a decrease of $894,000 compared to the same period in 2022, primarily due to realized losses on sale of securities was $2,077,000, a decline of $2,343,000 for the twelve months ended December 31, 2023, compared with the same period in 2022. Unrealized gains related to the change in fair value of the equities portfolio was $250,000 for the twelve months ended December 31, 2023, an increase of $1,276,000 over the same period in 2022. Increases in non-interest income for the twelve months ended December 31, 2023 compared to the same period in 2022 comprise: fees for services to customers, ATM and debit card fees, and retail brokerage and advisory income, which increased $37,000, $16,000, and $74,000, respectively. Other non-interest income increased $36,000 due primarily to a sales tax refund of $115,000, partly offset by Bank-owned life insurance of $41,000 and a decrease in title insurance income of $32,000.

Non-Interest Expense

Total non-interest expense was $8,746,000 for the fourth quarter of 2023 compared with $8,119,000 for the same period in 2022. Salaries and benefits expense increased $253,000, or 5.7%, to $4,717,000 when comparing the two quarters. Salary expense and related payroll taxes increased $42,000, to $3,912,000 during the fourth quarter of 2023 compared to the same period in 2022. Benefits expense increased $211,000, when comparing the two periods.

Net occupancy and furniture and equipment expense increased $218,000, to $1,477,000 for the fourth quarter of 2023 due to software maintenance costs. Other non-interest expense increased $156,000 when comparing fourth quarter of 2023 with the same period in 2022 due to an increase in FDIC insurance of $119,000, an increase in marketing expense of $48,000 and write-offs due to fraud on customer accounts of $252,000, partly offset by decreases in Bank shares tax of $149,000, in telephone, postage and supplies of $56,000, and in third-party services of $50,000.

For the twelve months ended December 31, 2023, non-interest expense was $34,109,000, an increase of $2,617,000, or 8.3%, compared to the same period in 2022.

Provision for income taxes decreased $1,258,000 to $302,000 in the fourth quarter of 2023 due to decreased pre-tax income, compared with the same period in 2022. The effective tax rates for the quarter and twelve months ended December 31, 2023 were 21.0% and 19.1%, respectively, compared with 22.3% and 18.7%, respectively, for the same periods in 2022.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@qnbbank.com	jlehocky@qnbbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands)
Balance Sheet (Period End)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Assets	$1,706,318	$1,684,392	$1,650,586	$1,626,499	$1,668,497
Cash and cash equivalents	62,657	55,141	34,824	14,201	15,899
Investment securities
Debt securities, AFS	490,181	505,390	527,741	537,904	546,525
Equity securities	5,910	4,765	5,424	11,908	12,056
Loans held-for-sale	549	446	810	388	-
Loans receivable	1,093,533	1,060,450	1,029,744	1,011,956	1,039,385
Allowance for loan losses	(8,852)	(8,542)	(8,365)	(8,191)	(10,531)
Net loans	1,084,681	1,051,908	1,021,379	1,003,765	1,028,854
Deposits	1,488,713	1,483,333	1,449,765	1,424,590	1,418,369
Demand, non-interest bearing	185,098	192,226	212,396	212,259	231,849
Interest-bearing demand, money market and savings	988,634	1,000,921	962,042	962,315	1,011,071
Time	314,981	290,186	275,327	250,016	175,449
Short-term borrowings	94,094	96,703	90,845	110,192	161,327
Long-term debt	20,000	20,000	20,000	-	10,000
Shareholders' equity	90,824	74,081	80,945	83,874	70,958

Asset Quality Data (Period End)
Non-accrual loans	$1,940	$1,893	$4,794	$4,561	$4,820
Loans past due 90 days or more and still accruing	-	-	-	-	-
Restructured loans	3,728	3,979	4,033	4,244	4,301
Non-performing loans	5,668	5,872	8,827	8,805	9,121
Other real estate owned and repossessed assets	-	-	-	-	-
Non-performing assets	$5,668	$5,872	$8,827	$8,805	$9,121

Allowance for loan losses	$8,852	$8,542	$8,365	$8,191	$10,531

Non-performing loans / Loans excluding held-for-sale	0.52%	0.55%	0.86%	0.87%	0.88%
Non-performing assets / Assets	0.33%	0.35%	0.53%	0.54%	0.55%
Allowance for loan losses / Loans excluding held-for-sale	0.81%	0.81%	0.81%	0.81%	1.01%

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands, except per share data)	Three months ended,					Twelve months ended,
For the period:	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Interest income	$19,257	$18,497	$15,865	$15,463	$14,739	$69,082	$52,421
Interest expense	9,065	8,284	6,532	5,046	3,460	28,927	7,924
Net interest income	10,192	10,213	9,333	10,417	11,279	40,155	44,497
Provision for credit losses	293	459	209	(1,805)	(850)	(844)	(850)
Net interest income after provision for credit losses	9,899	9,754	9,124	12,222	12,129	40,999	45,347
Non-interest income:
Fees for services to customers	414	421	414	402	404	1,651	1,614
ATM and debit card	687	685	704	659	704	2,735	2,719
Retail brokerage and advisory income	207	219	202	234	184	862	788
Net realized (loss) gain on investment securities	(2,262)	131	519	(465)	(227)	(2,077)	266
Unrealized gain (loss) on equity securities	904	(138)	(573)	57	1,602	250	(1,026)
Net gain on sale of loans	11	4	(5)	6	-	16	6
Other	322	433	319	326	330	1,400	1,364
Total non-interest income	283	1,755	1,580	1,219	2,997	4,837	5,731
Non-interest expense:
Salaries and employee benefits	4,717	4,971	4,775	4,563	4,464	19,026	17,306
Net occupancy and furniture and equipment	1,477	1,504	1,467	1,377	1,259	5,825	5,112
Other	2,552	2,196	2,250	2,260	2,396	9,258	9,074
Total non-interest expense	8,746	8,671	8,492	8,200	8,119	34,109	31,492
Income before income taxes	1,436	2,838	2,212	5,241	7,007	11,727	19,586
Provision for income taxes	302	494	325	1,123	1,560	2,244	3,665
Net income	$1,134	$2,344	$1,887	$4,118	$5,447	$9,483	$15,921

Share and Per Share Data:
Net income - basic	$0.31	$0.65	$0.52	$1.15	$1.52	$2.63	$4.47
Net income - diluted	$0.31	$0.65	$0.52	$1.15	$1.52	$2.63	$4.47
Book value	$24.86	$20.35	$22.42	$23.32	$19.78	$24.86	$19.78
Cash dividends	$0.37	$0.37	$0.37	$0.37	$0.36	$1.48	$1.44
Average common shares outstanding -basic	3,642,096	3,613,230	3,598,545	3,588,363	3,577,587	3,610,713	3,564,481
Average common shares outstanding -diluted	3,642,096	3,613,230	3,598,545	3,588,363	3,577,587	3,610,713	3,564,481
Selected Ratios:
Return on average assets	0.25%	0.52%	0.44%	0.97%	1.24%	0.54%	0.93%
Return on average shareholders' equity	2.83%	5.88%	4.82%	10.81%	14.38%	6.04%	10.90%
Net interest margin (tax equivalent)	2.36%	2.38%	2.27%	2.55%	2.68%	2.39%	2.71%
Efficiency ratio (tax equivalent)	82.39%	71.58%	76.78%	69.57%	56.20%	74.84%	61.82%
Average shareholders' equity to total average assets	8.93%	8.91%	9.12%	8.99%	8.65%	8.99%	8.54%
Net loan charge-offs (recoveries)	$(19)	$275	$38	$(532)	$(43)	$(238)	$(197)
Net loan charge-offs (recoveries) - annualized / Average loans excluding held-for-sale	-0.01%	0.10%	0.01%	-0.21%	-0.02%	-0.02%	-0.02%
Balance Sheet (Average)
Assets	$1,779,627	$1,773,138	$1,719,368	$1,719,167	$1,737,679	$1,748,029	$1,710,449
Investment securities (AFS & Equities)	604,292	624,423	636,110	649,231	673,117	628,380	696,158
Loans receivable	1,072,616	1,039,351	1,026,881	1,021,265	1,020,102	1,040,121	967,438
Deposits	1,490,244	1,488,632	1,427,238	1,414,764	1,462,654	1,455,517	1,460,416
Shareholders' equity	158,987	158,063	156,890	154,503	150,281	157,126	146,088

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Three Months Ended
	December 31, 2023			December 31, 2022
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$7,255	5.19%	$95	$298	1.50%	$1
U.S. Government agencies	95,852	1.13	270	101,941	1.11	283
State and municipal	108,771	3.64	991	124,514	2.35	731
Mortgage-backed and CMOs	380,666	2.72	2,584	428,186	1.62	1,737
Corporate debt securities and mutual funds	6,708	4.40	74	6,647	4.38	73
Equities	5,040	4.98	63	11,531	3.50	102
Total investment securities	604,292	2.70	4,077	673,117	1.74	2,927
Loans:
Commercial real estate	751,629	5.18	9,809	678,061	4.43	7,578
Residential real estate	109,048	3.89	1,062	106,045	3.47	920
Home equity loans	60,599	6.76	1,032	58,860	5.63	835
Commercial and industrial	128,440	7.31	2,367	152,183	6.14	2,357
Consumer loans	3,732	7.71	72	4,298	6.65	72
Tax-exempt loans	19,556	3.66	180	20,655	3.44	179
Total loans, net of unearned income*	1,073,004	5.37	14,522	1,020,102	4.64	11,941
Other earning assets	57,432	5.52	800	4,360	3.93	43
Total earning assets	1,734,728	4.44	19,399	1,697,579	3.49	14,911
Cash and due from banks	13,539			12,854
Allowance for loan losses	(8,668)			(11,351)
Other assets	40,028			38,597
Total assets	$1,779,627			$1,737,679

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$321,858	0.83%	673	$351,283	0.46%	412
Municipals	141,524	4.78	1,704	127,252	2.91	933
Money market	223,646	3.39	1,910	132,282	0.65	216
Savings	305,502	1.27	979	433,930	0.79	863
Time < $100	144,386	3.39	1,234	91,196	0.88	201
Time $100 through $250	116,054	4.05	1,183	60,200	1.38	209
Time > $250	42,485	3.78	404	25,103	1.05	66
Total interest-bearing deposits	1,295,455	2.48	8,087	1,221,246	0.94	2,900
Short-term borrowings	97,402	3.08	755	106,295	1.94	520
Long-term debt	20,000	4.36	223	10,000	1.57	40
Total interest-bearing liabilities	1,412,857	2.55	9,065	1,337,541	1.03	3,460
Non-interest-bearing deposits	194,789			241,408
Other liabilities	12,994			8,449
Shareholders' equity	158,987			150,281
Total liabilities and
shareholders' equity	$1,779,627			$1,737,679
Net interest rate spread		1.89%			2.46%
Margin/net interest income		2.36%	$10,334		2.68%	$11,451
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$4,535	5.06%	$229	$524	1.18%	$6
U.S. Government agencies	100,409	1.11	1,119	101,455	1.10	1,119
State and municipal	109,598	2.89	3,164	128,126	2.39	3,056
Mortgage-backed and CMOs	399,599	2.14	8,555	447,369	1.58	7,059
Corporate debt securities and mutual funds	6,655	4.40	293	6,673	4.37	291
Equities	7,584	4.22	320	12,011	3.32	399
Total investment securities	628,380	2.18	13,680	696,158	1.71	11,930
Loans:
Commercial real estate	713,294	4.89	34,900	637,023	4.20	26,759
Residential real estate	107,379	3.73	4,005	104,397	3.34	3,484
Home equity loans	58,144	6.52	3,794	56,155	4.38	2,459
Commercial and industrial	137,966	7.50	10,344	145,579	5.10	7,432
Consumer loans	3,889	7.29	283	4,512	5.63	254
Tax-exempt loans	19,876	3.56	707	19,778	3.42	676
Total loans, net of unearned income*	1,040,548	5.19	54,033	967,444	4.24	41,064
Other earning assets	34,816	5.61	1,953	5,782	2.42	140
Total earning assets	1,703,744	4.09	69,666	1,669,384	3.18	53,134
Cash and due from banks	13,918			13,803
Allowance for loan losses	(8,820)			(11,287)
Other assets	39,187			38,549
Total assets	$1,748,029			$1,710,449

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$315,990	0.60%	1,900	$345,054	0.27%	933
Municipals	131,610	4.46	5,867	122,824	1.43	1,758
Money market	183,004	2.64	4,823	137,830	0.45	617
Savings	348,878	1.20	4,187	443,104	0.49	2,175
Time < $100	121,622	2.63	3,194	91,216	0.79	723
Time $100 through $250	107,560	3.59	3,859	52,314	0.93	489
Time > $250	38,076	3.08	1,171	25,296	0.83	209
Total interest-bearing deposits	1,246,740	2.01	25,001	1,217,638	0.57	6,904
Short-term borrowings	108,862	3.01	3,273	85,876	1.00	861
Long-term debt	15,712	4.10	653	10,000	1.57	159
Total interest-bearing liabilities	1,371,314	2.11	28,927	1,313,514	0.60	7,924
Non-interest-bearing deposits	208,777			242,778
Other liabilities	10,812			8,069
Shareholders' equity	157,126			146,088
Total liabilities and
shareholders' equity	$1,748,029			$1,710,449
Net interest rate spread		1.98%			2.58%
Margin/net interest income		2.39%	$40,739		2.71%	$45,210
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale